SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 6, 2006 (December 1, 2006)

FRANKLIN BANK CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-505I8	11-3626383

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9800 Richmond Avenue, Suite 680	Houston, Texas 77042

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 339-8900

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

          Item 1.01  Entry into a Material Definitive Agreement

          On December 1, 2006, Franklin Bank Corp.  (“Franklin”) and The First National Bank of Bryan (“FNB Bryan”) entered into an Agreement and Plan of Reorganization (the “Reorganization Agreement”) pursuant to which Franklin agreed to acquire all of the issued and outstanding common stock of FNB Bryan through the consolidation of a to be formed interim bank subsidiary of Franklin with FNB Bryan (the “Consolidation”).  The Reorganization Agreement contemplates that, following the Consolidation, FNB Bryan will be merged with and into Franklin’s banking subsidiary, Franklin Bank, S.S.B.  FNB Bryan is a national bank headquartered in Bryan, Texas.  As of September 30, 2006, FNB Bryan had approximately $517 million in assets, $448 million in deposits and $49 million in shareholders’ equity.  The information set forth herein is qualified in its entirety by reference to the full text of the Reorganization Agreement, which is filed as part of this Form 8-K as Exhibit 2.1.

          The Reorganization Agreement provides that shareholders of FNB Bryan will receive aggregate cash consideration of $134 million, subject to reduction as provided in the Reorganization Agreement if FNB Bryan’s shareholders’ equity (as calculated pursuant to the Reorganization Agreement) as of the closing date is less than $36.5 million.  Any shareholders’ equity in excess of $36.5 million will be distributed as a dividend to FNB Bryan’s shareholders on the closing date.

          Franklin is in the process of evaluating the economic benefit of restructuring its single family loan portfolio and raising additional funds in order to continue the growth of its commercial loan portfolio in 2007 and to remain “well capitalized” under regulatory guidelines after the Consolidation.

           Consummation of the Consolidation is subject to approval by regulatory authorities, approval by the holders of two-thirds of the outstanding shares of FNB Bryan, the satisfactory completion of due diligence by Franklin, and to the satisfaction of certain other conditions set forth in the Reorganization Agreement.  The holders of more than 48 percent of the outstanding shares of FNB Bryan have signed an agreement to vote their shares in favor of the Consolidation.  The Consolidation is expected to close during the second quarter of 2007.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

Exhibit 2.1	Agreement and Plan of Reorganization by and between Franklin Bank Corp. and The First National Bank of Bryan dated as of December 1, 2006

S I G N A T U R E

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN BANK CORP.

Dated: December 6, 2006	By:	/s/ Russell McCann

Russell McCann
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Reorganization by and between Franklin Bank Corp. and The First National Bank of Bryan dated as of December 1, 2006